UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014 (January 13, 2014)

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

The Audit Committee of the Board of Directors (the “Audit Committee”) of ModusLink Global Solutions, Inc. (the Company”) recently completed a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm. On January 13, 2014, the Company, with the approval of the Audit Committee, notified KPMG LLP (“KPMG”) that KPMG would be dismissed as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years ended July 31, 2013 and 2012 and the subsequent interim period through January 13, 2014, the Company has not had any disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s two most recent fiscal years ended July 31, 2013 and 2012 and the subsequent interim period through January 13, 2014, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that for the fiscal year ended July 31, 2012, material weaknesses existed in the Company’s internal control over financial reporting. KPMG’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2013 and 2012 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of July 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of July 31, 2012 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states there were material weaknesses related to information and communication controls over contract administration, control activities over the accuracy of the allocation of vendor rebates to certain cost-based client contracts and the accuracy of cost mark-ups for certain cost-based client contracts, and controls over the monitoring of changes in the status of uncertain tax positions.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the United States Securities and Exchange Commission (“SEC”) and requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). A copy of KPMG’s letter, dated January 16, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of new independent registered public accounting firm.

On January 15, 2014, the Audit Committee approved the appointment of BDO USA LLP (“BDO”) as the Company’s new independent registered public accounting firm commencing for its quarter ending January 31, 2014 and its fiscal year ending July 31, 2014.

In connection with the Company’s appointment of BDO as the Company’s independent registered accounting firm, the Company has not consulted BDO on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(i)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from KPMG LLP, dated January 16, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: January 16, 2014	By:	/s/ Steven G. Crane
	Name: Title:	Steven G. Crane Chief Financial Officer